UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2018 (May 25, 2018)

Drive Shack Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

111 W 19th St, 8th Fl.
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (516) 268-7460

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

2018 Omnibus Incentive Plan

On May 25, 2018, Drive Shack Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”), and the stockholders of the Company approved the adoption of the Drive Shack Inc. 2018 Omnibus Incentive Plan (the “Incentive Plan”), which was previously approved by the Company’s Board of Directors (the “Board”). The Incentive Plan is intended to facilitate the Company’s continued use of equity-based awards and incentives to provide competitive short and long term compensation opportunities for the benefit of our officers, employees, non-employee directors, independent contractors and consultants.

A summary of the Incentive Plan was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2018 (the “Proxy Statement”) in connection with the Annual Meeting, under the section entitled “Material Features of the 2018 Plan” beginning on page 28 of the Proxy Statement. The summary of the Incentive Plan in the Proxy Statement is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of William J. Clifford

On June 1, 2018, the Board appointed William J. Clifford to the Board of Directors, effective immediately. Mr. Clifford will serve as a Class II director until the 2019 Annual Meeting of Stockholders, and until his successor is duly elected and qualified, and will serve on the Audit, Compensation and Nominating and Governance Committees of the Board as an independent director under NYSE standards (as determined by the Board). There is no arrangement or understanding between Mr. Clifford and any other persons pursuant to which he was selected as a director. Mr. Clifford has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Clifford will receive the same compensation as the other non-employee directors as described in the Proxy Statement under “Compensation of Directors”.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company voted on the matters described below.

1.
The Company’s stockholders elected two Class I directors to serve until the 2021 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The numbers of shares that voted for the election of such directors, withheld authority to vote for such directors, and represented broker non-votes with respect to this proposal are summarized in the table below.

Director Nominees	Votes For	Votes Withheld	Broker Non- Votes*
Stuart A. McFarland	31,884,214	12,759,803	17,906,961
Clifford Press	33,091,777	11,552,240	17,906,961

2.
The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The numbers of shares that voted for, against and abstained from voting for or against the ratification of the selection of Ernst & Young LLP are summarized in the table below.

Votes For	Votes Against	Abstentions
62,123,711	388,838	38,429

3.
The Company’s stockholders approved the Incentive Plan. The numbers of shares that voted for, voted against, abstained from voting for or against, or that represented broker non-votes for the Incentive Plan are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non- Votes*
39,454,314	4,995,322	194,381	17,906,961

*
Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by the rules of the New York Stock Exchange (“NYSE”) from voting on a particular matter. Under NYSE rules, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. Brokers who did not receive instructions were not entitled to vote on the election of directors or the proposal to approve the Incentive Plan, but they were entitled to vote on the ratification of the appointment of the independent registered public accounting firm.

(d)	Exhibits

Exhibit Number	Description

10.1	2018 Drive Shack Inc. Omnibus Incentive Plan (incorporated by reference to Annex A of the Company’s definitive proxy statement for the 2018 annual meeting of stockholders filed on April 13, 2018).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIVE SHACK INC.
(Registrant)

/s/ Lawrence A. Goodfield, Jr.
Lawrence A. Goodfield, Jr.
Chief Financial Officer, Chief Accounting Officer & Treasurer

Date: June 1, 2018